EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Geron Corporation's 2002 Equity Incentive Plan of our reports dated February 27, 2008, with respect to the consolidated financial statements of Geron Corporation and the effectiveness of internal control over financial reporting of Geron Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.



                                    /s/ Ernst & Young LLP

Palo Alto, California
July 29, 2008






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